UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2024

RENOVARO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38751	45-2559340
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2080 Century Park East, Suite 906

Los Angeles, CA 90067
(Address of principal executive offices)

+1 (305) 918-1980

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	RENB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

On March 1, 2024, Renovaro Inc. (the “Company”) received a notice from the sole manager of Weird Science LLC terminating the License Agreement by and between Weird Science LLC and Enochian Biopharma, Inc. (now known as Renovaro Biosciences, Inc.), a wholly-owned subsidiary of the Company, dated February 16, 2018 (the “License Agreement”).

Our current product candidate covered by the License Agreement is RENB-HV-01: Autologous Transplant with Genetically Modified Cells. As previously disclosed in the Company’s Annual Report on Form 10-K filed with the Commission on October 2, 2023, further development of RENB-HV-01 was deemed costly and a long-term undertaking and therefore it had become less attractive and had been deprioritized so that pipelines that could move more quickly could be prioritized (e.g., RENB-DC-11).

The reporting of this event under Item 1.02 does not constitute an acknowledgement by the Company that the License Agreement has been terminated. The Company is considering all of its options under the Agreement.

The Company’s lead candidate is RENB-DC-11, a potential cancer vaccine for solid tumors. However, it remains engaged in HIV. The Company has additional licenses for two approaches to enhance the immune response to HIV, potentially to control infection in the absence of anti-retroviral therapy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENOVARO INC.

By:	/s/ Mark Dybul, M.D.
Name: Mark Dybul Title: Chief Executive Officer

Date: March 7, 2024